Exhibit 10.12
CHANGE IN CONTROL AGREEMENT
     AGREEMENT made this ___day of December, 2005, by and between [Officer] (“Executive”) and Iomai Corporation (the “Company”).
     Whereas, the Compensation Committee of the Board of Directors of the Company (the “Committee”) recognizes that, as is the case with many corporations, the possibility of a Change in Control (as defined in Exhibit A attached hereto) may exist and that such possibility, and the uncertainty and questions which it may raise among management personnel, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;
     Whereas, the Committee has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including Executive, to their duties, to assisting the Board of Directors (the “Board”) in assessing proposals with respect to a Change in Control and to advising the Board as to the best interests of the Company and its stockholders with respect to such potential Change in Control, without distraction and conflict arising from the possibility of a Change in Control; and
     Whereas, the Committee wishes to induce Executive and other members of management to remain in the employ of the Company;
     NOW, THEREFORE, in consideration of the premises and the mutual promises, terms and conditions contained herein, the parties hereto agree as follows:
     1. Severance Benefits Following a Change in Control.
          (a) Entitlement to Severance Benefits.
(i) If during that period starting on the date of a Change of Control and ending on the first anniversary of the Change in Control, the Company terminates Executive’s employment without Cause, or if Executive terminates his employment for Good Reason, (x) the Company will pay to Executive, within 10 days of such termination, in one lump sum, an amount equal to the sum of (A) his annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within sixty (60) days of the termination or at any time after the Change of Control, his base salary in effect prior to the reduction) and (B) the higher of (i) his target incentive bonus for the year in which such termination occurs or (ii) his actual incentive bonus for the last full year preceding the year in which such termination occurs, (y) if Executive elects pursuant to COBRA (§4980B under the Internal Revenue Code) to continue coverage under the Company’s health and/or dental plans, the Company shall pay the premiums for Executive (and, where applicable, Executive’s dependents) for a period of twelve (12) months from the date of termination, provided that Executive remains eligible under COBRA to continue coverage under such plans, and (z) all of Executive’s unvested employee stock options which were granted after this Agreement becomes effective shall immediately vest and become exercisable.
     2. Withholding. All payments required to be made by the Company to Executive under this Agreement will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as may be required by law.
     3. No Duty to Mitigate. The amounts payable under Section 1(a)(i)(x) of this Agreement as a result of termination of Executive’s employment will be considered severance pay in consideration of his past service, and his entitlement thereto will neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation that he may receive from other employment.
     4. Separation Policy and Restrictive Covenants. Executive understands and agrees that by entering into this Agreement he is forfeiting any claim to benefits under any other severance plan or agreement. Executive agrees never to assert a right to payment or benefits under any other severance plan or agreement. Executive further agrees to continue to be bound by the confidentiality and assignment of inventions agreement and the non-solicitation and non-competition agreement, each of which Executive entered into with the Company, and each of which is incorporated herein by reference.
     5. Rights of Survivors. If Executive dies after becoming entitled to benefits under Section 2 following termination of employment but before all such benefits have been provided, (a) all unpaid cash amounts will be paid to the beneficiary that has been designated by Executive in writing (the “beneficiary”), or if none, to Executive’s estate, and (b) the Company’s payments of premiums for health and/or dental insurance coverage pursuant to Section 1(a)(i)(y) will continue to be provided for the benefit of Executive’s family as though Executive had continued to live.
     6. Definitions.
          (i) “Good Reason” means (i) the diminution in any material respect of Executive’s duties, responsibilities, positions or authority, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive, (ii) failure by the Company to provide Executive with the compensation and fringe benefits (including without limitation base salary, bonus and other incentive compensation) Executive was receiving immediately prior to the Change in Control, or (iii) the Company’s relocation of the Executive’s principal place of employment, without his consent, to a location more than 50 miles from Gaithersburg, Maryland.
          (ii) “Cause” means (a) willful malfeasance or gross negligence in the performance by Executive of his or her duties, resulting in material harm to the Company, (b) fraud or dishonesty by Executive with respect to the Company, or (c) Executive’s conviction of any felony involving deception, fraud or moral turpitude. For purposes of this definition of Cause, no act or omission shall be considered to have been “willful” unless it was not in good faith and Executive had knowledge at the time that the act or omission was not in the best interest of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company. Cause shall not include willful failure due to incapacity resulting from physical or mental illness or any actual or anticipated failure after Executive provides notice of termination for Good Reason.
     7. Binding Effect on Successor Entity. If the Company is merged or consolidated into or with any other entity (whether or not the Company is the surviving entity), or if substantially all of the assets of the Company are transferred to another entity, the provisions of the Agreement will be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the acquirer of such assets (the “Successor Entity”). The Company will require any such Successor Entity to assume expressly and agree to perform the provisions of the Agreement in the same manner and to the same extent that the Company would have been required to perform if no such transaction had taken place.
     8. Amendment or Modification; Waiver. This Agreement and the Exhibits hereto may not be amended unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement will be deemed a waiver of a subsequent breach.
     9. Severability. In the event that any provision of this Agreement or the Exhibits hereto is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.
     10. Controlling Law. This Agreement and the Exhibits hereto will be controlled and interpreted pursuant to the laws of the State of Delaware, without regard to the conflict or law principles thereof.
     11. Entire Agreement. This Agreement and the Exhibits hereto constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between Executive and the Company with respect to the subject matter hereof, excluding only Executive’s obligations, if any, with respect to the securities and/or stock options of the Company.
     12. Notices. Any notices required or permitted to be sent under this Agreement are to be delivered by hand or mailed by registered or certified mail, return receipt requested, and addressed as follows:

If to the Company:
Iomai Corporation
20 Firstfield Road
Gaithersberg, MD 20878
Attn: Chairman of the Board
If to Executive:
[Name]
[Address]
[Address]
Either party may change its address for receiving notices by giving notice to the other party.
     13. Release. Notwithstanding anything to the contrary contained in this Agreement, in order for Executive to be eligible for the severance benefits to be provided in accordance with this Agreement, Executive must sign (and not revoke within seven (7) days of signing) a release of claims in the form attached hereto and marked Exhibit B, which may be amended by Company counsel, if necessary, to comply with any applicable law.
     14. Limitations. Notwithstanding anything to the contrary in this Agreement, (a) in the event that, at the time that the Executive’s employment with the Company terminates, the Company is publicly traded (as defined in Section 409A of the Internal Revenue Code), any amounts payable under this Agreement that would otherwise be considered deferred compensation subject to additional tax imposed by Section 409A if paid within six (6) months following the date of termination shall be paid at the time that will prevent such amounts from being considered deferred compensation, and (b) the Company shall not be required to make any payment or property transfer to, or for Executive’s benefit that would subject Executive to the excise tax described in Section 4999 of the Internal Revenue Code, if, after application of this Section 14(b), the present value of Executive’s payments or property transfers from the Company will be greater than the present value of your payments or property transfers from the Company would have been if (i) this Section 14(b) did not apply and (ii) such present value had been reduced by the amount of the excise tax described in Section 4999 of the Internal Revenue Code.
     15. Effective Time. This Agreement shall become effective on the day after the date on which the Company completes an initial public offering of common stock registered under the Securities Act of 1933, as amended, and shall have no force or effect unless and until such date.

     In witness whereof, the parties hereto have executed this Agreement as of the date first set forth above.

By:
Name:

IOMAI CORPORATION
By:
Name:
Title:

EXHIBIT A
“Change in Control” means the first occurrence of any of the following events:
     (i) The acquisition by a Person (defined as an individual, entity or group, including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Common Stock of the Company, par value $0.01 per share (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following will not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its direct or indirect subsidiaries;
     (ii) The individuals who, as of November 17, 2005, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to November 17, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, or a committee of the Board delegated, by a vote of at least a majority of the Incumbent Directors, the authority to elect or nominate directors, shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or
     (iii) The consummation of a consolidation, merger or similar transaction or series of related transactions by the Company (a “Corporate Transaction”), unless following such Corporate Transaction (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Corporate Transaction and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from or surviving in such Corporate Transaction, (B) no Person (excluding an employee benefit plan (or related trust) of the entity resulting from or surviving in the Corporate Transaction) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from or surviving in such Corporate Transaction were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction;

     (iv) The stockholders of the Company approve the complete liquidation or dissolution of the Company; or
     (v) The consummation of a sale or transfer of all or substantially all of the Company’s assets.

EXHIBIT B
RELEASE OF CLAIMS
     FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the Change in Control Agreement between me and Iomai Corporation (the “Company”) dated as of December ___, 2005 (the “Agreement”), which benefits are subject to my signing of this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge the Company, its subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, stockholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its subsidiaries or other affiliates or the termination of that employment or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company or any of the subsidiaries or other affiliates, each as amended from time to time).
     Excluded from the scope of this Release of Claims are (i) any claims arising under the terms of the Agreement and (ii) any rights of indemnification or contribution that I have pursuant to the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or other affiliates.
     In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.
     I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.
Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date Signed: